AMENDMENT NO. 2

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

This Amendment is made as of August 15, 2007 to the Combined Investment Advisory Agreement among Munder Series Trust (“MST”), on behalf of each of its series, Munder Series Trust II (“MST II”), on behalf of each of its series, The Munder @Vantage Fund (“@Vantage”), and Munder Capital Management (“Advisor”), a Delaware general partnership.

WHEREAS, on August 14, 2007, the Board of Trustees of MST ratified and approved the creation of four new Funds (Munder International Fund- Core Equity, Munder International Small-Mid Cap Fund, Munder Mid-Cap Value Fund and Munder Small-Mid Cap 130/30 Fund) and approved the fees payable by each such Fund to MCM for investment advisory services;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, MST and @Vantage agree to amend the Agreement as follows:

1.	Schedule B the Agreement is hereby replaced with the attached Schedule B effective as of August 15, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST MUNDER SERIES TRUST II THE MUNDER @VANTAGE FUND

By:	/s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice President, Secretary & CCO

MUNDER CAPITAL MANAGEMENT

By:	/s/ Peter K. Hoglund
Peter K. Hoglund
Managing Director, Chief Administrative Officer

SCHEDULE B

As of August 15, 2007

Annual Fees (as a Percentage of Daily Net Assets)
Institutional Money Market Fund	0.20%

Liquidity Money Market Fund	0.20%

Munder Asset Allocation Fund—Balanced	0.65%

Munder Bond Fund	0.50% of the first $300 million of average daily net assets; and 0.45% of average daily net assets in excess of $300 million

Munder Cash Investment Fund	0.35%

Munder Energy Fund	0.75%

Munder Healthcare Fund	1.00% of the first $100 million of average daily net assets; 0.90% of the next $100 million; 0.85% of the next $50 million; and 0.75% of average daily net assets in excess of $250 million

Munder Index 500 Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million

Munder Intermediate Bond Fund	0.50% of the first $300 million of average daily net assets; and 0.45% of average daily net assets in excess of $300 million

Munder International Bond Fund	0.50%

Munder International Equity Fund	0.75%

Munder International Fund-Core Equity	0.80%

Munder International Small-Mid Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion

Munder Internet Fund	1.00% of the first $1 billion of average daily net assets; and 0.85% of average daily net assets in excess of $1 billion

Annual Fees (as a Percentage of Daily Net Assets)
Munder Large-Cap Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Micro-Cap Equity Fund	1.00%

Munder Mid-Cap Core Growth Fund	0.75%

Munder Mid-Cap Value Fund	0.75%

Munder Real Estate Equity Investment Fund	0.74%

Munder S&P MidCap Index Equity Fund	0.15%

Munder S&P SmallCap Index Equity Fund	0.15%

Munder Small-Cap Value Fund	0.75%

Munder Small-Mid Cap Fund	0.75%

Munder Small-Mid Cap 130/30 Fund	1.00% on the first $1 billion of average daily net assets; and 0.95% of the average daily net assets in excess of $1 billion

Munder Tax-Free Money Market Fund	0.35%

Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million

Munder Technology Fund	1.00% of the first $300 million of average daily net assets; 0.90% of the next $700 million; and 0.80% of average daily net assets in excess of $1 billion

The Munder @Vantage Fund	1.75%

B-2